UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the registrant ☒
Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive proxy statement.

☒	Definitive additional materials.

☐	Soliciting material under Rule 14a-12.

Elevation Series Trust
(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

TrueShares Quarterly Bear Hedge ETF

(the “Fund”)

a series of Elevation Series Trust

(the “Trust”)

Supplement dated April 29, 2026, to the

Definitive Proxy Statement (“Proxy Statement”),

dated February 10, 2026, as supplemented

The shareholder meeting previously disclosed in the February 10, 2026, Proxy Statement has been adjourned and will reconvene on May 29, 2026, via video conference, at 4:00 p.m. Eastern Time. At that meeting, shareholders of the Fund, as of February 6, 2026, will be asked to consider and vote to approve a new investment advisory agreement by and between the Trust and TrueMark Investments, LLC, the investment adviser to the Fund (the “Proposal”).

For additional information regarding the Proposal, please see the Fund’s Proxy Statement dated February 10, 2026.

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